Exhibit 5


    UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF HSN, INC.

     The following unaudited pro forma combined condensed financial statements have been prepared to give effect to (i) the Ticketmaster acquisition as presented herein, (ii) certain acquisitions of Ticketmaster and (iii) the Ticketmaster Canadian Transaction (collectively the "Acquisition"). In addition, the statements give effect to the Savoy Merger and the Home Shopping Merger (collectively, the "HSNi Mergers") as presented in the HSNi Form 10-K for the year ended December 31, 1996. These unaudited pro forma combined condensed financial statements give effect to the Acquisition and the HSNi Mergers using the purchase method of accounting.

     The unaudited pro forma financial statements reflect certain assumptions regarding the proposed Acquisition and the HSNi Mergers and are based on the historical consolidated financial statements of the respective companies. These unaudited pro forma combined condensed financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited financial statements and the unaudited interim financial statements, including the notes thereto, of HSNi and Ticketmaster, which are incorporated by reference or included in this Proxy Statement.

     The pro forma combined condensed balance sheet as of March 31, 1997 gives effect to the Acquisition as if it had occurred on March 31, 1997, and combines the unaudited balance sheet of HSNi as of March 31, 1997 with the audited balance sheet of Ticketmaster as of January 31, 1997, reflecting the pro forma effects of the Ticketmaster Canadian Transaction.

     The pro forma combined condensed statement of operations for the year ended December 31, 1996, combines the unaudited pro forma statement of operations of HSNi for the year ended December 31, 1996, which gives effect to the HSNi Mergers as if they had occurred January 1, 1996, with the results of operations of Ticketmaster for the 12-month period ended January 31, 1997, reflecting the pro forma effect of certain acquisitions of Ticketmaster including the Ticketmaster Canadian Transaction. Separately, the pro forma combined condensed statement of operations for the three months ended March 31, 1997, combines the unaudited statements of operations of HSNi for the quarter ended March 31, 1997 with the unaudited results of operations of Ticketmaster for the three months ended January 31, 1997, reflecting the pro forma effect of certain acquisitions of Ticketmaster including the Ticketmaster Canadian Transaction.

     The purchase accounting information included herein is preliminary and has been made solely for the purposes of developing such unaudited pro forma combined condensed financial information. The unaudited pro forma combined information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operation which would have actually been reported had any of the transactions occurred as of March 31, 1997, or for three months ended March 31, 1997, or for the year ended December 31, 1996, nor is it necessarily indicative of future financial position or results of operation. Although cost savings and other benefits from the synergies of operations of the combined companies are expected, no such benefits are reflected in these pro forma combined condensed financial statements.


                                   HSN, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 1997


                                                TICKETMASTER GROUP, INC.
                                              -----------------------------
                                              JANUARY 31,
                                                  1997          CANADIAN       PRO FORMA         PRO FORMA
                                 HSN, INC.    (HISTORICAL)   TRANSACTION(B)   ADJUSTMENTS         COMBINED
                                 ----------   ------------   --------------   -----------        ----------
                                                               (IN THOUSANDS)

ASSETS
Current Assets:
Cash and short-term
  investments................... $   41,562    $   60,880      $   15,160      $  (6,175) (g)    $  111,427
Accounts and notes receivable...     53,291        20,898           3,063             --             77,252
Inventories.....................    113,479         4,093              --             --            117,572
Deferred income taxes...........     34,718            --              --             --             34,718
Other...........................      6,778         8,079             755             --             15,612
                                 ----------     ---------      ----------      ---------         ----------
          Total current
            assets..............    249,828        93,950          18,978         (6,175)           356,581
Property, plant and equipment,
  net...........................    125,837        32,923           3,041                           161,801
Intangible assets including
  goodwill and broadcast
  licenses, net.................  1,529,969        86,466           1,031        189,509(a)(c)    1,891,345
                                                                                  56,954(d)
                                                                                  27,416(h)
Cable distribution fees.........    112,854            --              --             --            112,854
Long-term investments...........     27,958         7,308              --             --             35,266
Notes receivable................     17,042         1,440             281             --             18,763
Deferred income taxes...........      6,086         3,948             114             --             10,148
Deferred charges and other......     29,726         3,199             524             --             33,449
                                 ----------     ---------      ----------      ---------         ----------
                                  1,849,472       135,284           4,991        273,879          2,263,626
                                 ----------     ---------      ----------      ---------         ----------
          Total assets.......... $2,099,300    $  229,234      $   23,969      $ 267,704         $2,620,207
                                 ==========     =========      ==========      =========         ==========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current Liabilities:
Accounts payable, accrued and
  other current liabilities..... $  227,643    $   63,472      $   17,898      $   1,618(c)      $  310,631
Deferred revenue................         --         9,233             419             --              9,652
Current portion of long-term
  debt..........................     14,734           190             211             --             15,135
                                 ----------     ---------      ----------      ---------         ----------
          Total current
            liabilities.........    242,377        72,895          18,528          1,618            335,418
Long-term debt..................    269,071       127,514             507         10,000(g)         407,092
Other long-term liabilities.....     58,392         7,400              --             --             65,792
                                 ----------     ---------      ----------      ---------         ----------
                                    569,840       207,809          19,035         11,618            808,302
Minority interest...............    365,009            80                         18,722(e)         383,811
Stockholders' Equity:
Preferred stock.................         --            --              --             --                 --
Common stock....................        361            --              --             93(a)(d)          454
Common stock -- Class B.........        102            --              --             --                102
Additional paid-in capital......  1,286,671       127,466           4,774       (143,641)(a)(d)   1,550,221
                                                                                 263,550(a)(e)
                                                                                  11,401(g)
Retained earnings (deficit).....   (112,892)     (106,068)            160        106,068(a)        (112,892)
                                                                                    (160)(g)
Unearned compensation...........     (4,793)           --              --             --             (4,793)
Cumulative currency translation
  adjustment....................         --           (53)             --             53(a)              --
Note receivable from key
  executive for common stock
  issuance......................     (4,998)           --              --             --             (4,998)
                                 ----------     ---------      ----------      ---------         ----------
          Total stockholders'
            equity..............  1,164,451        21,345           4,934        237,364          1,428,094
                                 ----------     ---------      ----------      ---------         ----------
Total liabilities and
  stockholders' equity.......... $2,099,300    $  229,234      $   23,969      $ 267,704         $2,620,207
                                 ==========     =========      ==========      =========         ==========


                                   HSN, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996


                                                        TICKETMASTER GROUP, INC.
                                    ----------------------------------------------------------------
                                       YEAR ENDED
                      HSN, INC.     JANUARY 31, 1997      CANADIAN       PRO FORMA        ADJUSTED      PRO FORMA      PRO FORMA
                     PRO FORMA(F)     PRO FORMA(B)     TRANSACTION(B)   ADJUSTMENTS      PRO FORMA     ADJUSTMENTS      COMBINED
                     ------------   ----------------   --------------   -----------     ------------   -----------     ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

NET REVENUES:
  Home Shopping....   $1,014,705        $     --          $     --        $    --         $     --       $    --       $1,014,705
  Broadcasting.....       53,215              --                --             --               --            --           53,215
  Ticket
     operations....           --         232,241            25,763           (505)(i)      257,499            --          257,499
  Other............           --          38,610                               --           38,610            --           38,610
                      ----------        --------           -------       --------           ------       -------          -------
          Total net
        revenues...    1,067,920         270,851            25,763           (505)         296,109            --        1,364,029
                      ----------        --------           -------       --------           ------       -------          -------
Operating costs and
  expenses:
  Cost of sales....      626,090          17,980                --             --           17,980            --          644,070
  Selling, general
     and
  administrative...      271,961         223,598            21,684           (477)(i)      243,761            --          515,722
                                                                           (1,044)(j)
  Engineering and
     programming...       39,679              --                --             --               --            --           39,679
  Depreciation and
    amortization...       90,862          17,995             1,012          2,621(k)        21,628         6,162(o)       118,652
                      ----------        --------           -------       --------           ------       -------          -------
          Total
          operating
            costs
            and
        expenses...    1,028,592         259,573            22,696          1,100          283,369         6,162        1,318,123
                      ----------        --------           -------       --------           ------       -------          -------
          Operating
          profit...       39,328          11,278             3,067         (1,605)          12,740        (6,162)          45,906
                      ----------        --------           -------       --------           ------       -------          -------
  Interest income
     (expense),
     net...........      (34,665)         (8,793)             (133)          (613)(m)       (9,539)           --          (44,204)
  Other income
     (expense).....          320           6,311               (24)            24(l)         6,311            --            6,631
                      ----------        --------           -------       --------           ------       -------          -------
                         (34,345)         (2,482)             (157)          (589)          (3,228)           --          (37,573)
                      ----------        --------           -------       --------           ------       -------          -------
Earnings (loss)
  before income
  taxes and
  minority
  interest.........        4,983           8,796             2,910         (2,194)           9,512        (6,162)           8,333
Income tax
  (expense)
  benefit..........      (22,582)         (5,043)           (1,375)          (198)(n)       (6,616)                       (29,198)
Minority interest
  (expense)
  benefit..........        3,288             (81)                                              (81)       (1,405)(e)        1,802
                      ----------        --------           -------       --------           ------       -------          -------
NET EARNINGS
  (LOSS)...........   $  (14,311)       $  3,672          $  1,535        $(2,392)        $  2,815       $(7,567)      $  (19,063)
                      ==========        ========           =======       ========           ======       =======          =======
Weighted average
  shares
  outstanding(p)...       48,761                                                                                           58,002
                      ==========                                                                                          =======
Net loss per common
  share............   $     (.29)                                                                                      $     (.33)
                      ==========                                                                                          =======


                                   HSN, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1997


                                                       TICKETMASTER GROUP, INC.
                                 --------------------------------------------------------------------
                                 THREE MONTHS ENDED
                                  JANUARY 31, 1997        CANADIAN       PRO FORMA         ADJUSTED      PRO FORMA      PRO FORMA
                     HSN, INC.      PRO FORMA(B)       TRANSACTION(B)   ADJUSTMENTS       PRO FORMA     ADJUSTMENTS     COMBINED
                     ---------   -------------------   --------------   ------------     ------------   -----------     ---------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

NET REVENUES:
  Home Shopping....  $ 261,418         $    --            $     --        $     --         $     --       $    --       $ 261,418
  Broadcasting.....     12,294              --                  --              --               --            --          12,294
  Ticket
     operations....         --          60,664               6,638              --           67,302            --          67,302
  Other............      5,839           8,303                  --              --            8,303            --          14,142
                      --------         -------             -------         -------          -------       -------        --------
          Total net
        revenues...    279,551          68,967               6,638              --           75,605            --         355,156
                      --------         -------             -------         -------          -------       -------        --------
Operating costs and
  expenses:
  Cost of sales....    158,614           4,168                  --              --            4,168            --         162,782
  Selling, general
     and
  administrative...     57,856          55,602               5,153              --           60,755            --         118,611
  Engineering and
     programming...     18,713              --                  --              --               --            --          18,713
  Depreciation and
    amortization...     20,959           4,801                 659             218(k)         5,678         1,540(n)       28,177
                      --------         -------             -------         -------          -------       -------        --------
          Total
          operating
            costs
            and
        expenses...    256,142          64,571               5,812             218           70,601         1,540         328,283
                      --------         -------             -------         -------          -------       -------        --------
          Operating
          profit...     23,409           4,396                 826            (218)           5,004        (1,540)         26,873
                      --------         -------             -------         -------          -------       -------        --------
  Interest Income
     (expense),
     net...........     (5,681)         (2,051)                (12)           (168)(m)       (2,231)           --          (7,912)
  Other income
     (expense).....     (3,229)            675                  --              --              675            --          (2,554)
                      --------         -------             -------         -------          -------       -------        --------
                        (8,910)         (1,376)                (12)           (168)          (1,556)           --         (10,466)
                      --------         -------             -------         -------          -------       -------        --------
Earnings (loss)
  before income
  taxes and
  minority
  interest.........     14,499           3,020                 814            (386)           3,448        (1,540)         16,407
Income tax
  (expense)
  benefit..........    (11,129)         (1,612)               (601)             77(n)        (2,136)           --         (13,265)
Minority interest
  (expense)
  benefit..........        400             (11)                 --              --              (11)         (649)(e)        (260)
                      --------         -------             -------         -------          -------       -------        --------
NET EARNINGS
  (LOSS)...........  $   3,770         $ 1,397            $    213        $   (309)        $  1,301       $(2,189)      $   2,882
                      ========         =======             =======         =======          =======       =======        ========
Weighted average
  shares
  outstanding(p)...     50,623                                                                                             59,864
                      ========                                                                                           ========
Net earnings per
  common share.....  $     .07                                                                                          $     .05
                      ========                                                                                           ========


                                   HSN, INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

(a) Acquisition cost and the preliminary determination of the unallocated excess of acquisition cost over net assets acquired are set forth below:

        Acquisition cost......................................................  $208,306
        Net assets acquired as of January 31, 1997, adjusted for the
          Ticketmaster Canadian Transaction (see notes b and g)...............    18,797
                                                                                --------
        Unallocated excess of acquisition cost over 50.1% of the Ticketmaster net assets ("goodwill").............................................  $189,509
                                                                                ========

     Acquisition cost is based on an assumed price of $28.44 per share of HSNi stock and the 7,238,507 shares to be issued pursuant to the Exchange Agreement, plus the assumed purchase price of the anticipated purchase of additional shares (see note c) and estimated transaction costs of $825.

(b) Ticketmaster acquired (by purchase, redemption or otherwise) various joint venture partners', minority shareholders and licensees' interests ("Acquired Businesses") during fiscal 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Ticketmaster" for further description of the separate pro forma statement of operations for the year ended January 31, 1997. Ticketmaster pro forma financial statements and notes reflecting the fiscal 1997 acquisitions are included herein for the three months ended January 31, 1997. In addition, pursuant to an agreement dated May 13, 1997, Ticketmaster acquired all the issued and outstanding shares of capital stock of its Canada licensee (the "Canadian Transaction," see note g.) The Canadian Transaction column in the pro forma combined condensed statement of operations for the three months ended March 31, 1997 include the operations of the Canadian subsidiary for the three months ended April 30, 1997.

(c) Reflects the acquisition of an additional 111,583 shares of Ticketmaster Common Stock in open market transactions to increase HSNi's ownership percentage to 50.1% of the outstanding Ticketmaster Common Stock in accordance with HSNi's stated intention to acquire additional Ticketmaster Common Stock and consolidate the operations of Ticketmaster. The additional Ticketmaster Common Stock purchases are calculated using an assumed price based the closing price of the Ticketmaster Common Stock on the date of the Exchange Agreement ($14.50 per share).

(d) Reflects 2,002,591 Contingent Rights Shares issued to Liberty HSN at an assumed price of $28.44 per share.

(e) Reflects the minority interest in the net assets and earnings of Ticketmaster.

(f) HSNi pro forma for the year ended December 31, 1996 have been prepared to give effect to the Savoy Merger and Home Shopping Merger as if these transactions had occurred January 1, 1996. See the HSNi audited financial statements for additional information regarding the HSNi Mergers and the HSNi pro forma results for the year ended December 31, 1996.

(g) Reflects the adjustment to record the Ticketmaster Canadian Transaction. The Canadian Transaction purchase price was Cdn. $44,650 (approximately U.S. $32,350) consisting of approximately U.S. $16,175 (U.S. $10,000 was borrowed) and 1,115,531 shares of non-voting, non-participating Class B Common Stock of Ticketmaster's new Canadian subsidiary, which track the Ticketmaster Common Stock and are exchangeable into Ticketmaster Common Stock at anytime, valued at approximately U.S. $16,175.

(h) Represents excess of purchase price over the fair value of net tangible assets acquired in the Canadian Transaction. The amount has been preliminarily allocated to purchase user agreements ($6,400) and goodwill ($21,016).

(i) Reflects the elimination of licensing fees paid by Ticketmaster Canada to, and profit on equipment sold to Ticketmaster Canada by, Ticketmaster during the applicable period.

(j) Represents the elimination of shareholder bonuses paid by Ticketmaster Canada during the year under previous employment agreements.

(k) Represents amortization arising from the purchased user agreements and goodwill related to the Ticketmaster Canadian Transaction. The purchased user agreements are being amortized using a discounted cash flow method through the expiration date of the underlying contracts generally ranging from 3 to 10 years. Goodwill is being amortized over a 30 year period.

(l) Represents the elimination of net income on unconsolidated affiliates, as the unconsolidated affiliates were not acquired in the Ticketmaster Canadian Transaction.

(m) Represents the increase in interest expense resulting from indebtedness incurred in connection with the Ticketmaster Canadian Transaction, at rates of interest incurred by Ticketmaster during the first quarter of fiscal 1998, approximately 6.7%. In addition, the adjustment also reflects the reduction in interest expense resulting from debt not acquired. Rates of interest used represent Ticketmaster Canada's rate on the respective debt, approximately 10%.

(n) Represents the related income tax effect of the pro forma adjustments utilizing a statutory Federal rate of 34% and a statutory rate for state and foreign taxes based on the rate in the applicable jurisdiction.

(o) Reflects additional amortization expense resulting from the increase in intangible assets of $246,463 (see notes a and d). The excess of acquisition cost over net assets acquired has preliminarily been allocated to goodwill to be amortized over 40 years. The final allocation and amortization period are subject to adjustment upon completion of the acquisition and review of Ticketmaster operations.

(p) Pro forma weighted average shares outstanding include the HSNi historical weighted average shares outstanding for the applicable period plus 7,238,507 shares to be issued in connection with the Acquisition and 2,002,591 shares to be issued in connection with Liberty HSN Contingent Rights (see note d). Pro forma weighted average shares outstanding does not include any Adjustment Shares or shares issuable in connection with Ticketmaster Shareholder Agreement Tag-Along Rights because these shares are not currently estimatable.

                                      6